EXHIBIT 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2003 Director Stock Option Plan of our report dated September 20, 2002, with respect to the consolidated financial statements of AutoZone, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended August 31, 2002, filed with the Securities and Exchange Commission.

                                                                                                                        /s/ Ernst & Young LLP

Memphis, Tennessee

February 28, 2003